Service Corporation International Announces Fourth Quarter 2018 Financial Results And Outlook For 2019

- Conference call on Tuesday, February 19, 2019, at 8:00 a.m. Central Time

HOUSTON, Feb. 18, 2019 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter 2018. Our consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue	$820.8	$812.7	$3,190.2	$3,095.0
Operating income	$172.7	$178.0	$630.7	$571.1
Net income attributable to common stockholders	$193.0	$247.3	$447.2	$546.7
Diluted earnings per share	$1.04	$1.29	$2.39	$2.84
Earnings excluding special items(1)	$99.6	$95.0	$335.2	$298.5
Diluted earnings per share excluding special items(1)	$0.54	$0.50	$1.79	$1.55
Diluted weighted average shares outstanding	185.7	191.7	187.0	192.2
Net cash provided by operating activities	$163.5	$113.9	$615.8	$503.4
Net cash provided by operating activities excluding special items(1)	$163.5	$125.4	$610.2	$555.4

(1)

Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share were $1.04 in the fourth quarter of 2018 compared to $1.29 in the fourth quarter of 2017. The fourth quarter of 2018 and 2017 benefited from tax related items (see pages 7 and 8 footnote 1). Diluted earnings per share excluding special items was $0.54 in the fourth quarter of 2018 compared to $0.50 in the fourth quarter of 2017. Profit growth in our cemetery segment coupled with increased profits from recent acquisitions and a favorable tax rate more than exceeded the negative trends from lower funeral operating profit and higher general and administration expenses.
  Net cash provided by operating activities was $163.5 million in the fourth quarter of 2018 compared to $113.9 million in the fourth quarter of 2017. The fourth quarter of 2017 was negatively impacted by an $11.5 million legal settlement. Net cash provided by operating activities excluding special items increased to $163.5 million in the fourth quarter of 2018 compared to $125.4 million in the prior year quarter. The increase was primarily due to lower cash taxes paid.
  During the fourth quarter, we returned $32.7 million to shareholders through share repurchases and dividends, and deployed $17.9 million of capital to accretive acquisitions and the construction of new funeral homes. For the full year 2018, we spent $226.9 million on accretive acquisitions and the construction of new funeral homes compared to $94.0 million in 2017. Even with this large increase in growth capital invested, we were able to return $401.5 million to shareholders through share repurchases and dividends, a 30% increase over 2017.

Tom Ryan, the Company's Chairman and Chief Executive Officer, commented on the fourth quarter of 2018:

"We delivered a solid quarter as we closed out 2018 and are pleased to report an 8% increase in adjusted earnings per share. Double-digit growth in our preneed cemetery sales production drove cemetery profit higher. This along with increased profit from newly acquired businesses were somewhat offset by lower funeral segment profit. Tax planning and tax reform also had a favorable impact for the quarter.

For the full year of 2018, we reported a 15% increase in adjusted earnings per share. We expanded comparable cemetery segment profit margin by 170 basis points while comparable funeral segment profit margin contracted by 50 basis points. Higher cash flows allowed us to invest over $226 million towards growth and return more than $400 million to our shareholders through dividends and our share repurchase program.

Looking ahead to 2019, we believe we are well positioned to deliver solid results, with expected adjusted earnings per share growth within our long-term targeted growth range of 8% to 12%. We anticipate operating growth to be at the upper end of the range but will be somewhat offset by a higher effective tax rate in 2019. These results are all made possible by our greatest asset, our 24,000 associates. Their hard work, dedication, and focus on our client families are what makes this company so strong. Looking forward, we are confident that our solid operating platform and healthy financial condition will allow us to continue to grow revenue, leverage our scale, and deploy capital wisely to enhance shareholder value."

OUTLOOK FOR 2019

Our outlook for diluted earnings per share from continuing operations excluding special items is anticipated to be in line with our expected long-term growth framework of 8%-12%. Our outlook for net cash provided by operating activities excluding special items reflects an anticipated $40 million net increase in cash taxes compared to 2018.

(In millions, except per share amounts)	2019 Outlook
Diluted earnings per share excluding special items(1)	$1.84 to $2.02

Net cash provided by operating activities excluding special items and cash taxes(1)	$650	$710
Cash taxes expected in 2019(2)	(100)	(100)
Net cash provided by operating activities excluding special items(1)	$550	$610

Capital improvements at existing locations and cemetery development expenditures	Approximately $195

(1)

Diluted earnings per share excluding special items, net cash provided by operating activities excluding special items and, net cash provided by operating activities excluding special items and taxes, are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2019 excludes the following because this information is not currently available for 2019: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

(2)	Cash taxes in 2018 were $60 million, or approximately $40 million lower than expected cash taxes in 2019.

REVIEW OF FINANCIAL RESULTS FOR THE FOURTH QUARTER OF 2018

Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Funeral
Atneed revenue	$245.1	$254.1	$998.5	$1,011.2
Matured preneed revenue	150.9	149.0	600.9	574.2
Core revenue	396.0	403.1	1,599.4	1,585.4
Non-funeral home revenue	12.4	11.7	49.7	46.5
Recognized preneed revenue	26.6	28.5	125.1	117.4
Other revenue	29.0	29.7	123.8	118.8
Total revenue	$464.0	$473.0	$1,898.0	$1,868.1

Operating profit	$90.6	$97.0	$369.6	$371.9
Operating margin percentage	19.5%	20.5%	19.5%	19.9%

Funeral services performed	79,309	78,253	315,700	308,786
Average revenue per service	$5,149	$5,301	$5,224	$5,285

Cemetery
Atneed property revenue	$23.6	$22.5	$90.4	$90.4
Atneed merchandise and service revenue	58.6	59.2	232.7	229.5
Total atneed revenue	82.2	81.7	323.1	319.9
Recognized preneed property revenue	169.6	159.8	573.0	538.3
Recognized preneed merchandise and service revenue	77.8	68.5	288.3	274.9
Total recognized preneed revenue	247.4	228.3	861.3	813.2
Core revenue	329.6	310.0	1,184.4	1,133.1
Other cemetery revenue	27.2	29.7	107.8	93.8
Total revenue	$356.8	$339.7	$1,292.2	$1,226.9

Operating profit	$119.7	$115.2	$390.7	$350.9
Operating margin percentage	33.5%	33.9%	30.2%	28.6%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended December 31, 2018 and 2017. We consider comparable operations to be those businesses owned for the entire period beginning January 1, 2017 and ending December 31, 2018.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended December 31,
	2018	2017	Var	%
Comparable revenue:
Atneed revenue(1)	$236.7	$248.0	$(11.3)	(4.6)%
Matured preneed revenue(2)	147.4	147.3	0.1	0.1%
Core revenue(3)	384.1	395.3	(11.2)	(2.8)%
Non-funeral home revenue(4)	12.1	11.7	0.4	3.4%
Recognized preneed revenue(5)	26.1	28.4	(2.3)	(8.1)%
Other revenue(6)	29.4	29.5	(0.1)	(0.3)%
Total comparable revenue	$451.7	$464.9	$(13.2)	(2.8)%

Comparable operating profit	$90.6	$98.3	$(7.7)	(7.8)%
Comparable operating margin percentage	20.1%	21.1%	(1.1)%

Comparable services performed:
Atneed	41,710	42,611	(901)	(2.1)%
Matured preneed	24,253	24,341	(88)	(0.4)%
Total core	65,963	66,952	(989)	(1.5)%
Non-funeral home	9,928	9,869	59	0.6%
Total comparable funeral services performed	75,891	76,821	(930)	(1.2)%
Core cremation rate	49.2%	47.4%	1.8%
Total comparable cremation rate	55.7%	54.0%	1.7%

Comparable sales average revenue per service:
Atneed	$5,675	$5,820	$(145)	(2.5)%
Matured preneed	6,078	6,052	26	0.4%
Total core	5,823	5,904	(81)	(1.4)%
Non-funeral home	1,219	1,186	33	2.8%
Total comparable average revenue per service	$5,221	$5,298	$(77)	(1.5)%

Comparable preneed sales production:
Total preneed sales	$196.0	$200.2	$(4.2)	(2.1)%
Core contracts sold	27,004	26,714	290	1.1%
Non-funeral home contracts sold	13,896	16,043	(2,147)	(13.4)%
Core average revenue per contract sold	$5,905	$6,069	$(164)	(2.7)%
Non-funeral home average revenue per contract sold	$2,631	$2,369	$262	11.1%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.

(2)

Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes which have been delivered or performed as well as the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.

(4)	Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.

(5)	Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.

(6)

Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

  Total comparable funeral revenue decreased by $13.2 million in the fourth quarter of 2018 compared to the same period of 2017. This decrease was driven by lower core revenue of $11.2 million, and lower recognized preneed revenue of $2.3 million slightly offset by an increase in non-funeral home revenue of $0.4 million.
  The $11.2 million, or 2.8% decrease in core revenue was primarily the result of a 1.5% decrease in core funeral services performed and a 1.4% decrease in core average revenue per service. Comparable funeral services performed were negatively impacted by an absent flu season relative to the same period last year. Organic sales average growth of 0.7% was more than offset primarily by the unfavorable impacts of a 180 basis point increase in the core cremation rate and lower market returns on our trust funds.
  The $2.3 million, or 8.1%, decrease in recognized preneed revenue was primarily the result of fewer contracts sold through our non-funeral home operating channel resulting from a temporary disruption caused by the restructuring of the sales associates in our non-funeral home channel.
  Comparable funeral operating profit decreased $7.7 million to $90.6 million. The operating margin percentage decreased 110 basis points to 20.1%, which is primarily due to the decrease in revenue, the permanent wage increases for certain critical customer-facing employees and higher self-insured medical claims. These negative impacts were partially offset by a reduction in selling related expenses compared to the same period last year.
  Comparable preneed funeral sales production decreased $4.2 million, or 2.1%, in the fourth quarter of 2018 compared to 2017. The decrease in our non-funeral home sales channel resulted from a temporary disruption caused by the restructuring of our sales associates.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended December 31, 2018 and 2017. We consider comparable operations to be those businesses owned for the entire period beginning January 1, 2017 and ending December 31, 2018.

(Dollars in millions)	Three Months Ended December 31,
	2018	2017	Var	%
Comparable revenue:
Atneed property revenue	$23.2	$22.4	$0.8	3.6%
Atneed merchandise and service revenue	57.1	58.7	(1.6)	(2.7)%
Total atneed revenue(1)	80.3	81.1	(0.8)	(1.0)%
Recognized preneed property revenue	167.9	159.4	8.5	5.3%
Recognized preneed merchandise and service revenue	76.5	68.0	8.5	12.5%
Total recognized preneed revenue(2)	244.4	227.4	17.0	7.5%
Core revenue(3)	324.7	308.6	16.1	5.2%
Other revenue(4)	25.4	29.3	(3.9)	(13.3)%
Total comparable revenue	$350.1	$337.9	$12.2	3.6%

Comparable operating profit	$118.4	$115.2	$3.2	2.8%
Comparable operating margin percentage	33.8%	34.1%	(0.3)%

Comparable preneed and atneed sales production:
Property	$177.6	$155.7	$21.9	14.1%
Merchandise and services	134.2	132.9	1.3	1.0%
Discounts and other	(2.1)	(1.1)	(1.0)	90.9%
Preneed and atneed sales production	$309.7	$287.5	$22.2	7.7%

Recognition rate(5)	104.8%	107.3%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.

(2)

Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.

(3)	Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.

(4)	Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.

  Comparable cemetery revenue increased $12.2 million, or 3.6%, in the fourth quarter of 2018 compared to the fourth quarter of 2017, led by a $17.0 million increase in recognized preneed revenue, partially offset by lower other revenue.
  While recognized preneed revenue grew by $17.0 million, comparable preneed cemetery sales production was higher by $24.4 million, or 11.8%. This was primarily due to a 15.6% increase in preneed property sales production. The higher sales production of $24.4 million had a lower revenue recognition rate due to the timing of completed construction projects in the fourth quarter of 2018 compared to the same period in 2017. These unrecognized sales should benefit us in future quarters.
  Other revenue declined $3.9 million, or 13.3%, as favorable withdrawals from endowment care trust funds in 2017 were compared to a challenging financial market environment due to the market volatility late in the fourth quarter of 2018.
  Comparable cemetery operating profit increased $3.2 million to $118.4 million and the operating margin percentage decreased 30 basis points to 33.8%. The revenue increases mentioned above were partially offset by higher fixed costs primarily related to permanent wage increases for certain of our critical customer-facing employees and higher self-insured medical claims.

Other Financial Results

  General and administrative expenses increased $7.1 million to $38.5 million in the fourth quarter of 2018. The increase over the prior year quarter was primarily due to a $2.5 million legal settlement and higher general liability and worker's compensation insurance claims.
  Interest expense increased $3.4 million to $47.0 million in the fourth quarter of 2018 due to higher interest rates on our floating rate debt as well as an increase in the overall balance of our total debt.
  The GAAP effective income tax rate for the fourth quarter of 2018 was a benefit of 53.3% compared to the prior year quarter benefit of 85.1%. The benefit for the GAAP effective tax rate for the current year quarter was primarily related to the reduction in uncertain tax positions. The lower GAAP effective tax rate for the prior year quarter was primarily due to the favorable effects of the tax reform. Our adjusted effective income tax rate was 20.5% in the fourth quarter of 2018 compared to 28.2% in the prior year quarter primarily due to lower state taxes incurred.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$163.5	$113.9	$615.8	$503.4
Legal settlement, net of insurance recoveries	—	11.5	—	11.5
IRS tax settlement	—	—	(5.6)	34.2
Pension termination settlement payment	—	—	—	6.3
Net cash provided by operating activities excluding special items	$163.5	$125.4	$610.2	$555.4
Cash taxes included in net cash provided by operating activities excluding special items	$3.8	$45.3	$59.8	$132.7

Net cash provided by operating activities was $163.5 million compared to $113.9 million in the prior year quarter. Excluding the legal settlement of $11.5 million in the prior year, net cash provided by operating activities excluding special items was $163.5 million in the fourth quarter of 2018 compared to $125.4 million in the prior year quarter. The increase was primarily due to lower cash taxes of approximately $41 million. Similar to last year, we were able to identify approximately $20 million of non-earnings related working capital initiatives, resulting in cash received from our trust funds, that we do not expect to recur in 2019.

A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Capital improvements at existing operating locations and corporate office	$37.0	$44.4	$124.8	$117.6
Development of cemetery property	21.9	24.4	78.7	79.1
Capital improvements at existing operating locations and cemetery development expenditures	58.9	68.8	203.5	196.7
Growth capital expenditures/construction of new funeral home locations	10.7	4.0	32.0	17.8
Total capital expenditures	$69.6	$72.8	$235.5	$214.5

Total capital expenditures decreased in the current quarter by $3.2 million, primarily due to $6.0 million of additional spend on locations affected by the hurricanes in the prior year.

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns for the three and twelve months ended December 31, 2018 is set forth below:

	Three Months	Twelve Months
Preneed funeral	(9.1)%	(4.9)%
Preneed cemetery	(9.5)%	(5.2)%
Cemetery perpetual care	(6.4)%	(3.0)%
Combined trust funds	(8.3)%	(4.4)%

NON-GAAP FINANCIAL MEASURES

Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended December 31,
	2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$193.0	$1.04	$247.3	$1.29
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(0.6)	—	(1.5)	(0.01)
Loss on early extinguishment of debt, net	—	—	0.3	—
Tax reconciling items:
Tax effect from special items	0.2	—	1.0	0.01
Change in uncertain tax reserves and other (1)	(93.0)	(0.50)	(152.1)	(0.79)
Earnings excluding special items and diluted earnings per share excluding special items	$99.6	$0.54	$95.0	$0.50

Diluted weighted average shares outstanding (in thousands)		185,676		191,729

(In millions, except diluted EPS)	Twelve Months Ended December 31,
	2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$447.2	$2.39	$546.7	$2.84
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(15.9)	(0.09)	(7.0)	(0.04)
Losses on early extinguishment of debt, net	10.1	0.05	0.3	—
Pension termination settlements	—	—	12.8	0.07
Legal settlements, net of insurance recoveries	—	—	11.5	0.06
Tax reconciling items:
Tax effect from special items	1.6	0.01	(5.7)	(0.03)
Change in uncertain tax reserves and other (1)	(107.8)	(0.57)	(260.1)	(1.35)
Earnings excluding special items and diluted earnings per share excluding special items	$335.2	$1.79	$298.5	$1.55

Diluted weighted average shares outstanding (in thousands)		186,972		192,246

(1)  2018 is primarily impacted by the reduction in uncertain tax reserves due to the expiration of statutes of limitations for the Internal Revenue Service to assess tax on tax years prior to 2015. On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the "Tax Act". As a result of the Tax Act, we realized in 2017 a net tax benefit for the remeasurement of deferred tax assets and liabilities, partially offset by a transition tax on certain unrepatriated earnings of our foreign subsidiaries. 2017 is also impacted by the settlement of IRS tax audits related to tax years 1999-2005. Please see our 2018 Form 10-K filing for further details, which will be filed later this week.

Conference Call and Webcast

We will host a conference call on Tuesday, February 19, 2019, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (888) 771-4371 or (847) 585-4405 with the passcode of 48142408. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through February 26, 2019 and can be accessed at (888) 843-7419 or (630) 652-3042 with the passcode of 48142408#. Additionally, a replay of the conference call will be available on our website for approximately one week.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral and cemetery industry is competitive.
  Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
  The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenue may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
  Our funeral and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
  A failure of a key information technology system or process could disrupt and adversely affect our business.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price
  The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and our financial results.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2018 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2018, we owned and operated 1,481 funeral homes and 481 cemeteries (of which 286 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Director / Corporate Communications	(713) 525-5235

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share amounts)
Revenue:
Property and merchandise revenue	$426,018	$409,196	$1,584,242	$1,525,747
Service revenue	338,586	344,034	1,374,380	1,356,665
Other revenue	56,210	59,503	231,552	212,619
Total revenue	820,814	812,733	3,190,174	3,095,031
Costs and expenses:
Cost of property and merchandise	(210,577)	(206,355)	(811,574)	(794,725)
Cost of service	(184,454)	(182,226)	(752,488)	(729,204)
Overhead and other expenses	(215,520)	(211,906)	(865,790)	(848,323)
Total costs and expenses	(610,551)	(600,487)	(2,429,852)	(2,372,252)
Operating profit	210,263	212,246	760,322	722,779
General and administrative expenses	(38,509)	(31,423)	(145,499)	(153,067)
Gains on divestitures and impairment charges, net	616	1,470	15,933	7,015
Hurricane recoveries (expenses), net	340	(4,294)	(97)	(5,584)
Operating income	172,710	177,999	630,659	571,143
Interest expense	(47,042)	(43,652)	(181,556)	(169,125)
Losses on early extinguishment of debt, net	—	(274)	(10,131)	(274)
Other income (expense), net	344	(437)	2,760	(1,486)
Income before income taxes	126,012	133,636	441,732	400,258
Benefit from income taxes	67,224	113,759	5,826	146,589
Net income	193,236	247,395	447,558	546,847
Net income attributable to noncontrolling interests	(190)	(79)	(350)	(184)
Net income attributable to common stockholders	$193,046	$247,316	$447,208	$546,663
Basic earnings per share:
Net income attributable to common stockholders	$1.07	$1.32	$2.45	$2.91
Basic weighted average number of shares	181,233	187,241	182,447	187,630
Diluted earnings per share
Net income attributable to common stockholders	$1.04	$1.29	$2.39	$2.84
Diluted weighted average number of shares	185,676	191,729	186,972	192,246

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET

	December 31,
	2018	2017
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$198,850	$330,039
Receivables, net	73,825	90,304
Inventories	24,950	25,378
Other	33,607	35,575
Total current assets	331,232	481,296

Preneed receivables, net and trust investments	4,271,392	4,778,842
Cemetery property	1,837,464	1,791,989
Property and equipment, net	1,977,364	1,873,044
Goodwill	1,863,842	1,805,981
Deferred charges and other assets	934,151	601,184
Cemetery perpetual care trust investments	1,477,798	1,532,167
Total assets	$12,693,243	$12,864,503

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$479,768	$489,172
Current maturities of long-term debt	69,896	337,337
Income taxes payable	5,936	2,470
Total current liabilities	555,600	828,979
Long-term debt	3,532,182	3,135,316
Deferred revenue, net	1,418,814	1,789,776
Deferred tax liability	404,627	283,765
Other liabilities	297,302	410,982
Deferred receipts held in trust	3,371,738	3,475,430
Care trusts' corpus	1,471,165	1,530,818
Commitments and contingencies
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 184,720,582 and 191,935,647 shares issued, respectively, and 181,470,582 and 186,614,747 shares outstanding, respectively	181,471	186,615
Capital in excess of par value	972,710	970,468
Retained earnings	474,327	210,364
Accumulated other comprehensive income	13,395	41,943
Total common stockholders' equity	1,641,903	1,409,390
Noncontrolling interests	(88)	47
Total equity	1,641,815	1,409,437
Total liabilities and equity	$12,693,243	$12,864,503

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net income	$447,558	$546,847
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	10,131	274
Depreciation and amortization	153,650	153,141
Amortization of intangibles	26,195	27,650
Amortization of cemetery property	68,640	68,102
Amortization of loan costs	6,059	5,859
Provision for doubtful accounts	8,372	9,980
Benefit for deferred income taxes	(41,479)	(317,838)
Gains on divestitures and impairment charges, net	(15,933)	(7,015)
Gain on sale of investments	(2,636)	—
Share-based compensation	15,626	14,788
Change in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease (increase) in receivables	8,052	(9,740)
Increase in other assets	(4,814)	(14,353)
(Decrease) increase in payables and other liabilities	(16,699)	81,763
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(55,607)	(63,994)
Increase in deferred revenue	28,005	31,182
Decrease in deferred receipts held in trust	(19,290)	(23,274)
Net cash provided by operating activities	615,830	503,372
Cash flows from investing activities:
Capital expenditures	(235,545)	(214,501)
Acquisitions, net of cash acquired	(194,824)	(76,171)
Proceeds from divestitures and sales of property and equipment	37,309	52,381
Proceeds from sale of investments	2,900	—
Payments for Company-owned life insurance policies	(14,760)	(7,360)
Proceeds from Company-owned life insurance policies	4,824	2,592
Purchase of land and other	(14,525)	175
Net cash used in investing activities	(414,621)	(242,884)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	396,349	1,787,500
Debt issuance costs	—	(12,939)
Scheduled payments of debt	(34,134)	(468,973)
Early payments of debt	(259,590)	(1,117,512)
Principal payments on capital leases	(39,686)	(51,106)
Proceeds from exercise of stock options	24,517	33,611
Purchase of Company common stock	(277,611)	(199,637)
Payments of dividends	(123,849)	(108,750)
Purchase of noncontrolling interest	—	(4,580)
Bank overdrafts and other	(15,177)	5,959
Net cash used in financing activities	(329,181)	(136,427)
Effect of foreign currency	(5,045)	5,034
Net (decrease) increase in cash, cash equivalents, and restricted cash	(133,017)	129,095
Cash, cash equivalents, and restricted cash at beginning of period	340,601	211,506
Cash, cash equivalents, and restricted cash at end of period	$207,584	$340,601